UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 3, 2012

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

333-174198

(Commission File Number)

Delaware	98-6088870
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Building 4F, Hesheng Plaza No. 26 Yousheng S Rd.Jinshui District, Zhengzhou,
HenanPeople’s Republic of China 450057
(Address of principal executive offices, with zip code)
+86371-63976529

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On July 2, 2012, the Company had entered into a reclassification agreement (the “Reclassification Agreement”) with Mr. Yi-Hsiao Mao (“Mr. Mao”). The material terms and conditions of the Reclassification Agreement are described below in response to Item 3.03, Material Modification to Rights of Security Holders, set forth below. The response to Item 3.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.

The foregoing summaries are qualified by reference to the full text of the Reclassification Agreement, the copy of which are attached to this Current Report on Form 8-K as Exhibits 10.1.

Effective on July 2, 2012, Yung-Chi Chuang was appointed Chief Financial Officer of the Company. In connection with her appointment, Ms. Chuang entered into an indefinite term employment agreement with the Company (the "Employment Agreement"). Pursuant to the Employment Agreement, Ms. Chuang will be entitled to a fixed monthly salary of US$2,300 and will be eligible for other monetary rewards based on her performance evaluations.

Ms. Chuang will be entitled to statutory holidays, annual leave, sick leave, benefits or protection according to the applicable laws and regulations.

The information contained in this Item 1.01 regarding the Employment Agreement is qualified in its entirety by the copy of the agreement attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

On July 2, 2012, the Board of Directors and stockholders of the Company approved, in connection with a reclassification of 1,000,000 issued and outstanding shares of Common Stock (the “Reclassified Shares”), par value $0.00001 per share held by Mr. Yi-Hsiao Mao (“Mr. Mao”) into 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”) on a share-for-share basis (the “Reclassification”), the issuance of 1,000,000 shares of Series A Preferred Stock to Mr. Mao and cancellation of 1,000,000 Common Stock held and submitted by Mr. Mao as consideration for the Reclassification. All of the 1,000,000 shares of Series A Preferred Stock are reclassified from the 1,000,000 Common Stock held by Mr. Mao and no additional consideration will be paid by Mr. Mao in connection with the Reclassification.

The foregoing shares of Series A Preferred Stock were issued in reliance on the exemption from registration set forth in Regulation S of the Securities Act of 1933, as amended. In connection with the Reclassification, (i) the offer or sale is made in an offshore transaction, as the Company will only issue Series A Preferred Stock to Mr. Mao, a non-U.S. person, and (ii) there’s no direct selling efforts made in the United States by the Company or any other person.

Each share of Series A Preferred Stock shall be convertible into one fully paid and non-assessable share of Common Stock at the option of the holder thereof at any time, and from time to time, upon written notice to the transfer agent of the Company.

Item 3.03	Material Modification to Rights of Security Holders.

Reclassification

The aggregate number of shares that China United Insurance Service, Inc. (“CUIS” or the “Company”) shall have the authority to issue is 110,000,000 shares of capital stock, of which 100,000,000 shares are Common Stock, $0.00001 par value per share (the “Common Stock”) and 10,000,000 shares are preferred stock, $0.00001 par value per share (the “Preferred Stock”). As of July 3, 2012, the issued and outstanding Common Stock of the Company is 20,100,503 and none of the Preferred Stock has been issued and outstanding.

On July 2, 2012, the Board of Directors and stockholders of the Company approved, among other things, (i) an Amended and Restated Certificate of Incorporation providing for the reclassification of 1,000,000 issued and outstanding shares of Common Stock, par value $0.00001 per share held by Mr. Yi-Hsiao Mao into 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.00001 per share on a share-for-share basis and (ii) the authorization of Mr. Mao to take any further actions on behalf of the Company to consummate the Reclassification, including causing the Company to cancel the Reclassified Shares and issue the Series A Preferred Stock.

Upon the Company’s stockholders approval, the Company filed the Amended and Restated Certificate of Incorporation on July 2, 2012 with the Secretary of State of the State of Delaware. The Amended and Restated Certificate of Incorporation became effective on July 2, 2012 (the “Effective Time”).

Upon the effectiveness of the Amended and Restated Certificate of Incorporation, each share of the Reclassified Shares automatically was reclassified as, and became Series A Preferred Stock that has the different voting powers, preferences, rights and qualifications, limitations and restrictions as the prior Common Stock. The Reclassification had the following effects, among others, on the holders of Common Stock and Series A Preferred Stock:

Voting Power. The holders of Common Stock and Series A Preferred Stock shall at all times vote together as a single class on all matters (including election of directors) submitted to a vote of the stockholders of the Company. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder as of the applicable record date on any matter that is submitted to a vote of the stockholders of the Company; while each holder of Series A Preferred Stock shall be entitled to ten votes for each share of Series A Preferred Stock held of record by such holder as of the applicable record date on any matter that is submitted to a vote of the stockholders of the Company. In addition, the provisions of Delaware law that entitled the Common Stock and Series A Preferred Stock, under certain circumstances, to separate class voting rights are applicable as a result of the Reclassification.

Economic Interests. The Reclassification had no impact on the economic interest of holders of Common Stock and Series A Preferred Stock, including with regard to dividends and liquidation rights.

Capitalization. The Reclassification has no impact on the total number of authorized capital stock of the Company, which prior to the Reclassification was, and remains, 110,000,000 shares, of which 100,000,000 shares are Common Stock, $0.00001 par value per share and 10,000,000 shares are preferred stock, $0.00001 par value per share. Immediately subsequent to the Reclassification, the issued and outstanding Common Stock has decreased to 19,100,503 shares while the issued and outstanding Series A Preferred Stock is 1,000,000 shares.

Conversion. Each share of Series A Preferred Stock shall be convertible into one fully paid and non-assessable share of Common Stock at the option of the holder thereof at any time, and from time to time, upon written notice to the transfer agent of the Company.

Resale of Common Stock and Series A Preferred Stock. Shares of the Common Stock and Series A Preferred Stock may be sold in the same manner as the Common Stock were previously sold. The Company’s affiliates and holders of any shares that constitute restricted securities will continue to be subject to the restrictions specified in Rule 144 under the Securities Act of 1933.

The foregoing description of the voting powers, preferences, rights and qualifications, limitations and restrictions of the Series A Preferred Stock is a summary only and is qualified in its entirety by reference to the full text of the Certificate of Designation, which was filed with the Secretary of State of the State of Delaware on July 2, 2012 and effective after the effectiveness of the Amended and Restated Certificate of Incorporation. A copy of the Certificate of Designation is attached hereto as Exhibit 4.1.

Item 5.01.	Changes in Control of Registrant.

On July 2, 2012, the Board of Directors and stockholders of the Company approved the issuance of 1,000,000 shares of the Series A Preferred Stock by the Company.  All of the Series A Preferred Stock are reclassified from the 1,000,000 Common Stock held by Mr. Mao and no additional consideration will be paid by Mr. Mao in connection with the Reclassification and the distribution of the 1,000,000 shares of Series A Preferred Stock.

Each share of the Company’s Common Stock is entitled to one vote, and each share of the Company’s Series A Preferred Stock is entitled to 10 votes.  Immediately prior to the Reclassification, the Common Stock beneficially owned by Mr. Mao represents 16.91% of the voting power of all of the Company’s voting power; immediately subsequent to the Reclassification, the Common Stock and the Series A Preferred Stock represents approximately 42.61% of the combined voting power of all of the Company’s voting stock.

Item 5.03	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2012, the Company received resignations from Ms. Tsai Shiu Fang (“Ms Tsai”) resigned as the Chief Financial Officer of the Company. Ms. Tsai’s resignation is due to personal reason and not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

On July 2, 2012, the Board of Directors of the Company (the “Board”) appointed Yung-Chi Chuang, age forty as Chief Financial Officer of the Company to fill the vacancy created by the resignation of Ms. Tsai.

Prior to her appointment as the Chief Financial Officer of the Company, Ms. Chuang has served as financial manager of Law Insurance Broker Co., Ltd. in Taiwan for 16 years, where she has been responsible for overall financial management of such company, including financial and strategic planning, auditing and reporting, and communications to the investors. Prior to her joining Law Insurance Broker Co., Ltd., Ms. Chuang served as business secretary in Pacific Realtor, Inc. since 1996. Ms. Chuang graduated from the Ming Chuan University in Taiwan in the year of 2000, where she received a Bachelor degree of risk management and insurance. Ms. Chuang’s extensive experience in evaluating and managing business development opportunities will be an invaluable asset to the Company. As chief financial officer of the Company, Ms. Chuang is responsible for overseeing all financial related activities of the Company which include overseeing corporate strategic planning, tax planning, accounting and reporting, internal auditing, forecasting and investor relations.

Ms. Chuang has not previously held any position with the Company and there is no arrangement or understanding between Ms. Chuang and any other person(s) pursuant to which she was selected as an officer of the Company. Ms. Chuang has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Ms. Chuang had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which Ms. Chuang is a party or in which she participates, that is entered into or material amendment in connection with our appointment of Ms. Chuang, or any grant or award to Ms. Chuang or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Ms. Chuang.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 2, 2012, the Board of Directors and stockholders of the Company approved the Amended and Restated Certificate of Incorporation to effect the Reclassification described above. The Company filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on July 2, 2012 and it became effective on July 2 , 2012.

The foregoing description of the Amended and Restated Certificate of Incorporation is a summary only and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1. The copy of the Amended and Restated Certificate of Incorporation are incorporated herein by reference.

In connection with the filing of the Amended and Restated Certificate of Incorporation, the By-laws of the Company were amended and restated on July 2, 2012 to, among other matters, (a) incorporate Series A Director and its preferred rights, and (b) adjust the management mechanism of the board of directors of the Company. On July 2, 2012, the Board of Directors and stockholders of the Company approved the Amended and Restated By-laws. The Amended and Restated By-laws became effective immediately following the effectiveness of the Amended and Restated Certificate of Incorporation on July 2, 2012. The foregoing description of the Amended and Restated By-laws is a summary only and is qualified in its entirety by reference to the full text of the Amended and Restated By-laws. A copy of the Amended and Restated By-laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of CUIS
3.2	Amended and Restated By-laws of CUIS
4.1	Certificate of Designation
10.1	Reclassification Agreement
10.2	Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: July 3, 2012

	By:	/s/ Lo Chung Mei
	Name:	Lo Chung Mei
	Title:	Chief Executive Officer

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of CUIS.
3.2	Amended and Restated By-laws of CUIS
4.1	Certificate of Designation
10.1	Reclassification Agreement
10.2	Employment Agreement